Price Waterhouse





2 November 1998


The Directors
Senetek PLC
23 Palace Street
London
SW1E 5HW

Dear Sirs:

We give notice that we are resigning as auditors of Senetek PLC with effect from 2 November 1998. There are no circumstances connected with our resignation which we consider should be brought to the notice of the shareholders or creditors of Senetek PLC.

Yours faithfully

/s/ Price Waterhouse
Price Waterhouse